UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025 onity group inc.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2025, the Board of Directors (the “Board”) of Onity Group Inc. (the “Company” or “Onity”) appointed Dawn C. Morris to serve as a director, effective January 1, 2026. Concurrent with Ms. Morris’s appointment, the Board has temporarily increased its size to nine directors. The Board has determined that Ms. Morris is an independent director under the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, including the independence standards applicable to members of compensation committees and audit committees.

Ms. Morris, 58, is the Founder and CEO of Growth Partners Group, LLC, a strategic consulting firm that serves clients in strategic business transformation and innovation. Ms. Morris was an Army Captain in the 530th Supply and Service Battalion after graduating from the United States Military Academy at West Point with a Bachelor of Science in International Relations in 1990. From September 2018 to January 2020, she was the Chief Digital and Marketing Officer at First Horizon National Corporation and has also served in management and marketing positions with RBC Bank, RBS Citizens Financial Group, Inc. and Webster Bank. Since April 2021, Ms. Morris has served on the board of directors of America’s Car-Mart, Inc. (Nasdaq: CRMT) and since May 2023 she has served on the board of directors of First Financial Bancorp. (Nasdaq: FFBC). Since January 2025, Ms. Morris has also served on the board of directors of Skycrest Roof Co., a residential roofing platform in the portfolio of Shore Capital Partners, a private equity firm. Previously Ms. Morris served on the boards of The Hartford Stage, the Girl Scouts of Connecticut, and the Governor’s Partnership of Connecticut.

Decisions on committee memberships for Ms. Morris will be made in due course.

There are no arrangements or understandings between Ms. Morris and any other person pursuant to which Ms. Morris was selected as a member of the Board. In addition, there are no transactions in which Ms. Morris has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Morris will receive compensation for her services as a director in accordance with the compensation arrangements for non-management directors as described in the Company’s proxy statement for its 2025 annual meeting of shareholders filed with the Securities and Exchange Commission on April 15, 2025. Ms. Morris will also enter into a customary indemnification agreement with the Company, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 26, 2015.

In addition, Dr. Jenne Britell, a director of the Company, has notified the Board that she has decided not to stand for re-election at the Company’s 2026 annual shareholder meeting, which is currently scheduled for May 19, 2026. Dr. Britell will continue to serve on the Board until that time. The Board has determined that its size shall be decreased to seven effective immediately prior to the beginning of the 2026 annual shareholder meeting to reflect the departures of Dr. Britell and Dr. DeForest B. Soaries, Jr., who previously announced his intention to retire immediately prior to the 2026 annual shareholder meeting. Dr. Britell’s retirement from the Board is not due to any disagreement with the Company relating to its operations, policies or practices. Onity thanks Dr. Britell for her service and for her contributions as a director since 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: January 5, 2026	By:	/s/ Joseph J. Samarias
Joseph J. Samarias
Chief Legal Officer